UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

LTX-CREDENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2009, LTX-Credence Corporation (the “Company”) commenced an exchange offer (the “Exchange Offer”) to exchange any and all of its outstanding 3.5% convertible senior subordinated notes due May 15, 2010 (the “Old Notes”) for certain cash consideration and the Company’s 3.5% convertible senior subordinated notes due May 15, 2011 (the “New Notes”). The Exchange Offer will expire at 5:00 p.m., New York City time, on Wednesday, May 20, 2009, unless the Exchange Offer is extended or earlier terminated by the Company (such time, as so extended or terminated, the “Expiration Time”). The terms and conditions of the Exchange Offer are described in the offering circular (the “Offering Circular”) and related letter of transmittal, each dated April 22, 2009.

In connection with the commencement of the Exchange Offer, on April 22, 2009, the Company entered into an agreement (the “Tender Support Agreement”) with Tradewinds Global Investors, LLC, an investment advisor (“Tradewinds”), which provides, among other things, that Tradewinds will instruct, and use its commercially reasonable efforts to cause, all of its client accounts to irrevocably tender pursuant to the Exchange Offer all Old Notes beneficially owned by such client accounts in accordance with the terms and conditions of the Exchange Offer as set forth in the Offering Circular. The Tender Support Agreement and the obligations of the parties thereunder terminate on the first to occur of (i) the Company’s revocation of the Exchange Offer and (ii) the first time at which the Company accepts for exchange and payment any outstanding Old Notes pursuant to the Exchange Offer. Tradewinds has informed the Company that, as of April 17, 2009, Tradewinds advised client accounts beneficially owning $31,203,000 in aggregate principal amount of outstanding Old Notes. Such amount represents approximately 93.7% of the aggregate principal amount of all Old Notes then outstanding.

Also in connection with the commencement of the Exchange Offer, on April 22, 2009, the Company and Silicon Valley Bank (“SVB”) entered into a third loan modification agreement (the “Third Loan Modification Agreement”) with respect to the loan and security agreement, dated as of December 7, 2006, between the Company and SVB, as amended (the “Loan Agreement”), which has the effect of designating the Company’s obligations under the Loan Agreement as Designated Senior Debt for purposes of the indenture that will govern the New Notes (the “Indenture”). The Third Loan Modification Agreement will not become effective until the Indenture is executed by the Company and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, which the Company expects will occur upon the settlement of the Exchange Offer.

The foregoing summaries of the Tender Support Agreement and the Third Loan Modification Agreement do not purport to be complete and are qualified in their entirety by reference to the Tender Support Agreement and the Third Loan Modification Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and which are incorporated herein by reference.

Item 8.01	Other Events.

On April 22, 2009, the Company issued a press release announcing the commencement of the Exchange Offer. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: April 22, 2009	By:	/s/ Joseph A. Hedal
Joseph A. Hedal Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Tender Support Agreement, dated as of April 22, 2009, between the Company and Tradewinds Global Investors, LLC

10.2	Third Loan Modification Agreement, dated as of April 22, 2009, between the Company and Silicon Valley Bank

99.1	Press Release, dated April 22, 2009